SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 24, 2021 (May 24, 2021)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 24, 2021, Bausch Health Companies Inc. (the “Company”) issued a conditional notice of redemption to redeem in full all of its 7.00% Senior Secured Notes due 2024 (the “2024 Notes”) that remain outstanding following the consummation of the Tender Offer (as defined below). The redemption is expected to occur on June 23, 2021 (the “Redemption Date”), subject to satisfaction or waiver by the Company of the Condition (as defined below). The 2024 Notes were issued under an indenture dated as of March 21, 2017, by and among the Company, the guarantors signatory thereto, The Bank of New York Mellon, as trustee and the Notes Collateral Agent, as supplemented and amended (the “Indenture”). The 2024 Notes will be redeemed pursuant to Article 3 of the Indenture if the Condition is satisfied or waived. The redemption price for the 2024 Notes will be $1,017.50 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the Redemption Date.

The redemption of the 2024 Notes is conditioned upon the completion by the Company or its subsidiaries of one or more debt financings in an aggregate principal amount of at least $1.6 billion (the “Condition”), which the Company expects to satisfy upon closing of the offering of the Notes (as defined below). Any such financings are subject to market and other conditions.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

Secured Notes Offering

On May 24, 2021, Bausch Health Companies Inc. (the “Company”) announced that it has launched and priced an offering of $1.6 billion aggregate principal amount of its 4.875% Senior Secured Notes due 2028 (the “Notes”). The offering price for the Notes was 100.000% of the principal amount thereof. The Notes will be offered in the United States to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Company also issued press releases pursuant to Rule 135c under the Securities Act relating to the offering of the Notes. In accordance with Rule 135c(d) under the Securities Act, copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

The foregoing is qualified by reference to the press releases that are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Tender Offer

On May 24, 2021, the Company also announced the launch of an offer to purchase for cash any and all of its outstanding 2024 Notes (the “Tender Offer”). The Tender Offer is being made only pursuant to the Offer to Purchase, dated May 24, 2021 (the “Offer to Purchase”), which more fully sets forth the terms and conditions of the Tender Offer. The Offer to Purchase does not constitute a notice of redemption of the 2024 Notes.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 21, 2021 (unless extended), and tendered 2024 Notes may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on June 7, 2021 (unless extended). The foregoing is qualified by reference to the press release that is attached as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release announcing the launch of the Notes offering and the conditional redemption of the 2024 Notes, dated May 24, 2021

99.2	Press release announcing the pricing of the Notes offering, dated May 24, 2021

99.3	Press release announcing the launch of the Tender Offer, dated May 24, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing the launch of the Notes offering and conditional redemption of the 2024 notes, dated May 24, 2021

99.2	Press release announcing the pricing of the Notes offering, dated May 24, 2021

99.3	Press release announcing the launch of the Tender Offer, dated May 24, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
Name:	Paul S. Herendeen
Title:	Executive Vice President, Chief Financial Officer

Date: May 24, 2021